Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2008, which appears on page F-1 of the annual report on Form 10-KSB of Indigo-Energy, Inc. for the year ended December 31, 2007.

L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois
May 2, 2008